Exhibit (99.1)

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Nicholas Rangel, Kodak, +1 585-615-0549, Nicholas.Rangel@kodak.com

Richard Allen, +44  07801 669744 rcallenmarketing@gmail.com

Kodak announces Randy Vandagriff as new President of Enterprise Inkjet Systems Division

ROCHESTER, N.Y., April 7, 2017 - Today Eastman Kodak Company (NYSE: KODK) announced Randy Vandagriff, who has played an integral role in the development of ULTRASTREAM and Kodak’s digital print business since 2004, will become President of the Enterprise Inkjet Systems Division effective May 1, 2017.

Commenting on his new role Vandagriff said: “It’s an incredibly exciting time to continue driving Kodak’s inkjet business forward, as ULTRASTREAM Technology will move production inkjet into the mainstream of commercial printing, packaging, labels and home décor. I look forward to working closely with our PROSPER press and head customers going forward, as well as OEMs in the coming months and years to bring ULTRASTREAM technology to market.”

Vandagriff will replace Philip Cullimore who is leaving Kodak to take a career sabbatical.

“It’s a pleasure to welcome Randy to this new role. As a tenured 35-year innovator in inkjet, Randy will help us accelerate market penetration of ULTRASTREAM technologies into new high growth markets with our OEMs.” said Jeff Clarke, Kodak Chief Executive Officer.

“Philip has had a strong track record of improving each of the businesses he has managed at Kodak. We have seen this again in bringing our fast-growing inkjet business to profit while continuing growth in our best-in-class Packaging business. This is an opportunity for him to pursue his goal of running a business headquartered near his European base.”

With Cullimore’s departure, Kodak also announced a revision to its reporting structure. The Micro 3D Printing projects within the Micro 3D Printing and Packaging division (MPPD) will be moved into a new division named Advanced Materials and 3D Printing Technology (AM3D), which also includes the operations of the current Intellectual Property Solutions Division. The new AM3D division is being led by Terry Taber, Chief Technical Officer, as President. The fast- growing Flexographic Packaging business, formerly part of MPPD, will now be reported as a dedicated division. The Flexographic Packaging Division will be led by Chris Payne, as President.

These changes will be reflected in Kodak’s quarterly report on Form 10-Q for the first quarter of 2017.

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @KodakPrint, or like us on Facebook at Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2016, under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; the ability of Kodak to achieve cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; Kodak’s ability to discontinue, sell or spin-off certain businesses or operations, including the PROSPER business, or otherwise monetize assets; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; Kodak’s ability to comply with the covenants in its various credit facilities; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak. There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Kodak, PROSPER and ULTRASTREAM are trademarks of Eastman Kodak Company.